DRAFT

                     COMPASS AND TRAK 2000 SERVICE AGREEMENT


     THIS AGREEMENT is made as of this 1st day of February, 1997, by and between SCUDDER TRUST COMPANY, a New Hampshire banking corporation ("Trust Company") and AARP GROWTH TRUST, a Massachusetts business trust (the "Trust").

                                   WITNESSETH:

     WHEREAS, Trust Company is engaged in the business of providing certain recordkeeping and other services in connection with the COMPASS and TRAK 2000 systems and is willing to provide certain order processing services as agent for the Trust for certain omnibus accounts maintained with the Trust; and

     WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

1.   Terms of Appointment; Performance of Duties.

     1.1. Appointment. Subject to the terms and conditions set forth in this Agreement, the Trust hereby employs and appoints Trust Company (i) to act as, and Trust Company agrees to act as, recordkeeping agent with respect to the authorized and issued shares of beneficial interest of the Trust ("Shares") or units representing such Shares ("Units"), and (ii) to act as an agent of the Trust for the purpose of receiving requests for the purchase and redemption of Shares or Units (collectively, "Shares") and communicating such requests to the Trust's transfer agent ("Transfer Agent"), in connection with certain retirement and employee benefit plans established under the Internal Revenue Code of 1986 including but not limited to defined contribution plans, Section 403(b) plans, individual retirement accounts and deferred compensation plans (each a "Plan" or collectively the "Plans"), utilizing the Comprehensive Participant Accounting Services ("COMPASS") or TRAK 2000 system, and established by plan administrators, employers, trustees, custodians and other persons (each individually an "Administrator" or collectively the "Administrators") on behalf of employers (each individually an "Employer" or collectively the "Employers") and individuals for certain participants in such Plans (each individually a "Participant" or collectively the "Participants").

     1.2. Recordkeeping. Trust Company agrees that it will perform the following recordkeeping services in connection with the COMPASS and TRAK 2000 systems in accordance with procedures established from time to time by agreement between the Trust and Trust Company. Subject to instructions from the Administrators, Trust Company shall:

          (i) receive from Administrators instructions for the purchase of Shares of the Trust, confirm compliance with such instructions and, as agent of the respective Administrators, deliver within a reasonable time such instructions and any appropriate documentation therefor to the Transfer Agent of the Trust duly appointed by the Trustees of the Trust (the "Transfer Agent");

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          (ii) record the purchase by Plans of the appropriate  number of Shares or Units and within a reasonable time allocate such Shares or Units among the Participants' accounts;

          (iii) record dividends and capital gains distributions on behalf of Participants;

          (iv) receive from Administrators instructions for redemption and repurchase requests and directions, confirm compliance with such instructions and as agent of the respective Administrators deliver within a reasonable time such instructions and any appropriate documentation therefor to the Transfer Agent;

          (v) record the redemption or repurchase by Plans of the appropriate number of Shares or Units and within a reasonable time make the appropriate adjustments among the Participants' accounts;

          (vi) certify to the Trust no less frequently than annually the number of Participants accounts for which records are maintained hereunder;

          (vii) maintain records of account for and advise the Trust and Administrators and Participants, when appropriate, as to the foregoing;

          (viii) maintain all Plan and Participant accounts other than accounts maintained by the Transfer Agent; and

          (ix)  maintain  and  mail   administrative   reports  and  Participant
statements.

     Procedures applicable to certain of these services may be established from time to time by agreement between the Trust and Trust Company.

     1.3. Order Processing.

          (a) In addition to the recordkeeping to be performed in accordance with Section 1.02 above, the Trust hereby appoints Trust Company, and Trust Company agrees to act, as the Trust's agent for the purpose of receiving requests for the purchase and redemption of Shares or Units and communicating such requests to the Trust's Transfer Agent, subject to and in accordance with the terms of this Agreement, and as follows:

               (i)  Trust   Company   shall   receive   from  the  Plans,   Plan
participants, Plan sponsors, authorized Plan committees or Plan trustees, according to Trust Company's agreement with each Plan, by the close of regular trading on the New York Stock Exchange (the "Close of Trading") each business day that the New York Stock Exchange is open for business ("Business Day") instructions for the purchase and redemption of Shares (together, "Instructions"). Instructions received by Trust Company after the Close of Trading on any Business Day shall be treated as received on the next Business Day.

               (ii) In connection with the COMPASS system, Trust Company shall compute net purchase requests or net redemption requests for Shares of the Trust for each Plan based on Instructions received each Business Day.

               (iii) Trust Company shall communicate purchase and redemption requests for Shares of the Trust, netted in accordance with (ii) above in the case of COMPASS ("Orders"), to the Transfer Agent, for acceptance by the Trust or its agents, in the manner specified herein, and promptly deliver, or instruct


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

the Plans (or the Plans' trustees as the case may be) to deliver, appropriate documentation and, in the case of purchase requests, payment therefor to the Transfer Agent. Orders shall be based solely on Instructions received by Trust Company from the Plans, Plan participants, Plan sponsors, authorized Plan committees or Plan trustees.

          (b) Trust Company shall maintain adequate records related to, and advise the Transfer Agent as to, the foregoing, as instructed by the Trust, or by the Transfer Agent or other person designated to act on the Trust's behalf. To the extent required under the 1940 Act and rules thereunder, Trust Company agrees that such records maintained by it hereunder will be preserved, maintained and made available in accordance with the provisions of the 1940 Act and rules thereunder, and copies or, if required, originals will be surrendered promptly to the Trust, Transfer Agent or other person designated to act on the Trust's behalf, on and in accordance with its request. Records surrendered hereunder shall be in machine readable form, except to the extent that Trust Company has maintained such records only in paper form. This provision shall survive the termination of this Agreement.

          (c) Trust Company shall perform its duties hereunder subject to the terms and conditions of the Trust's current prospectus; the Trust and the Trust Company may establish such additional procedures for order processing not inconsistent with the terms of this Agreement as they reasonably determine to be necessary or advisable from time to time.

          (d) Trust Company acknowledges that it is not authorized by the Trust to register the transfer of the Trust's Shares or to transfer record ownership of the Trust's Shares, and that only the Transfer Agent is authorized to perform such activities.

     1.4. Agents of Trust Company. Trust Company may engage one or more individuals, corporations, partnerships, trusts or other entities (including affiliates of Trust Company) to act as its subcontractor(s) or agent(s) ("Agents") in providing the services contemplated hereunder. Any such Agent shall be required to comply with the terms of this Agreement applicable to the performance of such services it is performing as though it were the Trust Company. Further, the Trust Company shall be solely responsible for, and assumes all liability for, the actions and inactions of such Agents in connection with their performance of such services.

2.   Fees and Expenses.

     2.1. Fees. For performance by Trust Company of services pursuant to this Agreement, the Trust agrees to pay Trust Company an annual maintenance fee for each Participant account as set out in the fee schedule, as amended from time to time. Such fee schedule and out-of-pocket expenses and advances identified under
Section 2.2 below may be changed from time to time by mutual agreement between the Trust and Trust Company. The parties hereto acknowledge that the fees payable hereunder are for administrative and recordkeeping services only and do not constitute payment in any manner for investment advisory or distribution services.

     2.2. Expenses. In addition to the fee paid under Section 2.1 above, the Trust agrees to reimburse Trust Company for out-of-pocket expenses or advances incurred by Trust Company for the items set out in the fee schedule. In addition, any other expenses incurred by Trust Company, at the request or with the consent of the Trust, will be reimbursed by the Trust. The Trust agrees to pay all fees and reimbursable expenses promptly. Postage and the cost of materials for mailing of administrative reports, Participant statements and other mailings to all Employer accounts or Participants shall be advanced to


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Trust  Company by the Trust at least two (2) days prior to the  mailing  date of such materials or paid within two (2) days of the receipt by the Trust of a bill therefor.

3.   Representations and Warranties of Trust Company.

     Trust Company represents and warrants to the Trust that:

     (i) It is a banking corporation duly organized and existing and in good standing under the laws of The State of New Hampshire.

     (ii) It has the legal power and authority to carry on its business in any jurisdiction where it does business.

     (iii) It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

     (iv) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     (v) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.   Representations and Warranties of the Trust.

     The Trust represents and warrants to Trust Company that:

     (i) It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

     (ii) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

     (iii) All proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

     (iv) It is an investment company registered under the Investment Company Act of 1940, as amended (the "Act").

     (v) It makes available its Shares in connection with certain Plans.

     (vi) A majority of the Trustees of the Trust who are not interested persons have made findings to the effect that:

          (a) the Agreement is in the best interest of the Trust and its shareholders;

          (b) the services to be performed pursuant to the Agreement are services required for the operation of the Trust;


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

          (c) Trust Company can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services; and

          (d) the fees charged by Trust Company for such services are fair and reasonable in the light of the usual and customary charges made by others for services of the same nature and quality.

     (vii) A registration statement under the Securities Act of 1933, as amended, has been filed and has become effective, and appropriate state securities law filings have been made with respect to all Shares of the Trust being offered for sale. The Trust shall notify Trust Company (i) if such registration statement or any state securities registration or qualification has been terminated or a stop order has been entered with respect to the Shares or
(ii) if such registration statement shall have been amended to cover Shares of any additional Series (as hereinafter defined in Section 8.1).

5.   Indemnification.

     5.1. By Trust. Trust Company shall not be responsible for, and the Trust shall indemnify and hold Trust Company harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

          (a) All actions of Trust Company or its agents required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

          (b) The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder.

          (c) The reliance on or use by Trust Company or its agents of information, records and documents which (i) are received by Trust Company or its agents and furnished to it by or on behalf of the Trust, and (ii) have been prepared and/or maintained by the Trust or any other person or firm (except Trust Company) on behalf of the Trust.

          (d) The reliance on or the carrying out by Trust Company or its agents of any written instructions or requests of the Trust or any person acting on behalf of the Trust.

          (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     5.2. By Trust Company. Trust Company shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to Trust Company's refusal or failure to comply with the terms of this Agreement, or which arise out of Trust Company's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of Trust Company hereunder.

     5.3. Reliance. At any time Trust Company may apply to any officer of the Trust for instructions, and may consult with legal counsel (which may also be legal counsel for the Trust) with respect to any matter arising in connection with the services to be performed by Trust Company under this Agreement, and Trust Company shall not be liable and shall be indemnified by the Trust for any


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

action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. Trust Company and its agents shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided Trust Company or its agents by telephone, in person, machine-readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

     5.4. Acts of God. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

     5.5. Procedures. In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

6.   Covenants of the Trust and Trust Company.

     6.1. Adequate Facilities. Trust Company hereby agrees to establish and maintain facilities, personnel, and computer and other facilities and procedures reasonably acceptable to the Trust for safekeeping of records, for the preparation or use, and for keeping account of, such records, and for order processing.

     6.2. Insurance. Trust Company shall at all times maintain insurance coverage which is reasonable and customary in light of its duties hereunder and its other obligations and activities, and shall notify the Trust of any changes in its insurance coverage unless the Trust is covered by the same policy and such change is also applicable to the Trust.

     6.3. Records. Trust Company shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.

     6.4. Confidentiality. Trust Company and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     6.5. Inspection. In case of any requests or demands for the inspection of the records relating to Plan accounts and Participant accounts with the Trust, Trust Company will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Trust Company reserves the right, however, to exhibit such records to any person whenever it is reasonably advised by counsel to the Trust that it may be held liable for the failure to exhibit such records to such person.

     6.6. Laws Applicable to Trust. Trust Company acknowledges that the Trust, as a registered investment company under the Act, is subject to the provisions of the Act and the rules and regulations thereunder, and that the offer and sale


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

of the Trust's Shares are subject to the provisions of federal and state laws and regulations applicable to the offer and sale of securities. The Trust acknowledges that Trust Company is not responsible for the Trust's compliance with such laws, rules and regulations. If the Trust advises Trust Company that a procedure of Trust Company related to the discharge of its obligations hereunder has or may have the effect of causing the Trust to violate any of such laws or regulations, Trust Company shall use its best efforts to develop an alternative procedure which does not have such effect.

     6.7. Relationship to Plans. Trust Company acknowledges to the Trust that, as the offeror of COMPASS and TRAK 2000, Trust Company does not act as a plan administrator or as a fiduciary under the Employee Retirement Income Security Act of 1974, as amended from time to time, with respect to any Plan. Trust Company shall not be responsible for determining whether the terms of a particular Plan or the Shares of the Trust are appropriate for the Plan or Participant and does not guarantee the performance of the Trust.

7.   Termination of Agreement.

     This Agreement may be terminated by either party on the last day of the month next commencing after thirty (30) days written notice to the other party. Upon termination of this Agreement, the Trust shall pay to Trust Company such fees and expenses as may be due as of the date of such termination. Should the Trust exercise its right to terminate this Agreement, Trust Company reserves the right to charge for any other reasonable expenses associated with such termination.

8.   Additional Funds of the Trust.

     8.1. Establishment of Series. Shares of the Trust are of a single class; however, Shares may be divided into additional series ("Series") that may be established from time to time by action of the Trustees of the Trust. If the context requires and unless otherwise specifically provided herein, the term "Trust" as used in this Agreement shall mean in addition each separate Fund currently existing or subsequently created, and the term "Shares" shall mean all shares of beneficial interest of the Trust, whether of a single class or divided into separate Fund of the Trust currently existing or hereinafter created.

     8.2. Notice to Trust Company. In the event that the Trust establishes one or more or additional Series of Shares in addition to the original Series with respect to which it desires to have Trust Company render services as recordkeeping agent under the terms hereof, it shall so notify Trust Company in writing, and upon the effectiveness of a registration statement under the Securities Act of 1933, as amended, relating to such Series of Shares and unless Trust Company objects in writing to providing such services, such Series shall be subject to this Agreement.

     8.3. Suspension. In the event that the Trust suspends the offering of Shares of any one or more Series, it shall so notify Trust Company in writing to such effect.

9.   Assignment.

     Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.


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10.  Amendment.

     This Agreement may be amended or modified by a written agreement executed by both parties.

11.  Massachusetts Law to Apply.

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

12.  Entire Agreement.

     This Agreement constitutes the entire agreement between the parties hereto.

13.  Correspondence.

     Trust Company will answer correspondence from Administrators relating to Plan and Plan participant accounts and such other correspondence as may from time to time be mutually agreed upon and notify the Trust of any correspondence which may require an answer from the Trust.

14.  Further Actions.

     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

15.  Interpretive Provisions.

     In connection with the operation of this Agreement, Trust Company and the Trust may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions are to be signed by the parties and annexed hereto, but no such provisions shall contravene any applicable federal or state law or regulation and no such interpretive or additional provision shall be deemed to be an amendment of this Agreement.

16.  Miscellaneous.

     The name AARP Growth Trust is the designation of the Trustees for the time being under a Declaration of Trust dated November 8, 1984, as amended, and all persons dealing with the Trust must look solely to the Trust property for the enforcement of any claims against the Trust as neither the Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on behalf of the Trust. No Fund of the Trust shall be liable for any claims against any other Fund of the Trust.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                        SCUDDER TRUST COMPANY

                                        By:_____________________________________

                                        Title:__________________________________


                                        AARP GROWTH TRUST

                                        By:_____________________________________

                                        Title:__________________________________


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